UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2023

The RealReal, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38953	45-1234222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Francisco Street Suite 400

San Francisco, CA 94133

(Address of Principal Executive Offices, including Zip Code)

(855) 435-5893

(Registrant’s Telephone Number, Including Area Code)

55 Francisco Street Suite 600

San Francisco, CA 94133

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	REAL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2023, The RealReal, Inc. (the “Company”) announced that John E. Koryl has been hired by the Company to serve as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”), effective as of February 6, 2023 (the “Start Date”). Mr. Koryl will serve as a Class III director until the Company’s 2025 annual meeting of stockholders or upon his successor having been elected and qualified, increasing the size of the Board from seven to eight members as of his Start Date.

Mr. Koryl, age 52, is currently serving as Advisor, Digital and Personalization Leadership, of Canadian Tire Corporation, Limited (“CTC”), a position he has held since August 2022. Mr. Koryl previously held the positions of President, CTC Digital, at CTC from August 2019 to August 2022, and of Senior Vice President, Digital, at CTC from December 2017 to August 2019. Prior to joining CTC, Mr. Koryl was employed by Neiman Marcus Corporation from 2011 to 2017, where has served as President, Neiman Marcus Stores and Online (2014 to 2017), and President, Neiman Marcus Direct (2011 to 2014). Before Neiman Marcus, Mr. Koryl held numerous management roles with Williams-Sonoma, Inc., eBay, Inc., UmbrellaBank, fsb, Creditland.com, and Andersen Consulting. Mr. Koryl previously served as an independent director of the Guitar Center (2014 to 2017) and Petco (2013), and he currently serves as an independent director of AI Tayer Group, Insignia. Mr. Koryl completed the Stanford Executive Education Program from the Stanford University Graduate School of Business and holds a Bachelor of Arts degree in Psychology and Computer Applications from the University of Notre Dame. We believe that Mr. Koryl is qualified to serve on the Board due to his extensive business experience from his service in various senior executive leadership roles and the perspective he will bring to the Board as Chief Executive Officer.

There is no arrangement or understanding between Mr. Koryl and any other person pursuant to which Mr. Koryl has been appointed as Chief Executive Officer and as a member of the Board, and there is no family relationship between Mr. Koryl and any of the Company’s directors or executive officers. Mr. Koryl has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensation Arrangements with Mr. Koryl

Mr. Koryl entered into an offer letter (the “Offer Letter”) with the Company on January 24, 2023, providing for an annual compensation package consisting of a base salary of $700,000 and a target bonus opportunity of 100% of base salary (prorated for 2023). Mr. Koryl will receive no additional compensation for his role as a member of the Board. In addition, the Offer Letter provides for a one-time sign-on bonus in the amount of $300,000 (the “Sign-On Bonus”), payable in the first regularly scheduled pay date following the Start Date, less applicable withholdings and reductions. The Offer Letter also provides that Mr. Koryl will work remotely, with regular travel to the Company’s headquarters and other business locations. If Mr. Koryl is terminated by the Company for “cause” or resigns from the Company without “good reason” (each term, as defined in the CIC Agreement (defined below)): (a) on or prior to the first anniversary of the Start Date, Mr. Koryl will repay 100% of the Sign-On Bonus to the Company within 30 days of his termination of employment; or (b) following the first anniversary of the Start Date but on or before the second anniversary of the Start Date, Mr. Koryl will repay 50% of the Sign-On Bonus to the Company within 30 days of his termination of employment.

The Company will recommend that the Board grant Mr. Koryl two equity awards following his Start Date, as follows: (a) 1,250,000 time-based restricted stock units (“RSUs”), which will vest 25% on the first anniversary of the vesting commencement date and in 12 substantially equal quarterly installments thereafter, subject to Mr. Koryl’s continuous employment with the Company through the applicable vesting date; and (b) 1,500,000 performance-based restricted stock units (“PSUs”), which will be eligible to vest over a five-year performance period (the “Performance Period”) based on (i) Mr. Koryl’s continuous employment with the Company and (ii) the Company’s stock price achievement, as summarized below:

Tranche(1)	PSUs Eligible to Vest	Service Condition(2)	Performance Condition(3)
1	150,000	12 months	$5.00
2	300,000	24 months	$7.50
3	350,000	36 months	$10.00
4	700,000	48 months	$15.00

(1)

The PSUs will vest on the first date on which both the service condition and performance condition are achieved for the applicable PSU tranche (referred to herein as “time-vesting” and “performance-vesting”, respectively) during the Performance Period.

(2)

Mr. Koryl must be continuously employed by the Company from the vesting commencement date through the service period set forth above for the applicable PSU tranche to time-vest; provided that the service condition will be deemed satisfied (a) upon the consummation of a “change in control” (as defined in the CIC Agreement) in which the PSUs are not assumed or substituted or (b) upon his termination without “cause” or resignation with “good reason” (in each case, as defined in the CIC Agreement) (i) within the three-month period prior to a change in control or (ii) following a change in control through the 48-month anniversary of the vesting commencement date.

(3)

The Company must achieve the stock prices set forth above during the Performance Period for the applicable PSU tranche to performance-vest. Stock price performance will be measured based on the 60-day volume-weighted average price of one share of the Company’s common stock registered on Nasdaq, as well as on the last trading day prior to the occurrence of a change in control.

The terms and conditions of these awards will be consistent with the terms and conditions of the Company’s 2019 Equity Incentive Plan (the “2019 Plan”) and the applicable executive form of award agreements. Beginning in 2025, Mr. Koryl will also be eligible to participate in the 2019 Plan (or any successor long term incentive plan) on an annual basis and receive annual grants of long-term incentive awards at a level commensurate with his position.

Mr. Koryl will enter into the Company’s form Severance and Change in Control Agreement (the “CIC Agreement”) and, upon entry into the CIC Agreement, will be entitled to the compensation and benefits described therein for the Company’s Chief Executive Officer. Mr. Koryl will also enter into the Company’s Indemnity Agreement upon or as soon as practicable after the Start Date in the same form entered into by the Company’s other executive officers.

The foregoing description of the Offer Letter is a general description only and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Cessation of Co-Interim Chief Executive Officer Roles

Rati Sahi Levesque, President and Chief Operating Officer of the Company, and Robert Julian, Chief Financial Officer of the Company, were appointed as Co-Interim Chief Executive Officers on June 7, 2022 to serve in such capacity while a search for the Company’s permanent Chief Executive Officer was underway. Effective as of the Start Date, the Co-Interim Chief Executive Officer roles will terminate, and Ms. Sahi Levesque and Mr. Julian will remain with the Company in their previous roles.

Item 7.01.	Regulation FD Disclosure.

On January 25, 2023, the Company issued a press release regarding the foregoing. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Offer Letter by and between The RealReal, Inc. and John E. Koryl, dated January 24, 2023

99.1	Press Release dated January 25, 2023

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The RealReal, Inc.
Date: January 25, 2023	By:	/s/ Todd Suko
Todd Suko
Chief Legal Officer and Secretary